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Exhibit 99.2

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended February 28,
Dollars in millions except per share amounts)
	2003	%	2002	%	Growth
Net operating revenues	3,686	100.0%	3,484	100.0%	5.8%
Operating expenses:
Salaries and benefits	(1,451)	39.4%	(1,351)	38.8%	7.4%
Supplies	(558)	15.1%	(496)	14.2%	12.5%
Provision for doubtful accounts	(304)	8.2%	(236)	6.8%	28.8%
Other operating expenses (7)	(862)	23.4%	(680)	19.5%	26.8%

Earnings before interest, taxes, depreciation, amortization, impairment and restructuring charges and loss from early extinguishment of debt	511		721		(29.1)%
EBITDA margin		13.9%		20.7%	(6.8)%	*
Depreciation	(125)		(121)
Amortization (2)	(7)		(33)
Impairment and restructuring charges (3, 4)	(398)		—
Loss from early extinguishment of debt (5)	—		(12)

Operating income (loss)	(19)		555
Interest expense	(67)		(75)
Investment earnings	5		7
Minority interests in income of consolidated subsidiaries	(5)		(9)
Impairment of investment securities (5)	—		—

Income (loss) before income taxes	(86)		478
Income taxes	31		(198)

Net income (loss)	(55)		280
Diluted earnings (loss) per share:
Operations:
Before goodwill amortization	0.40		0.62		(35.5)%
Goodwill amortization (2)	—		(0.04)

	0.40		0.58
Impairment and restructuring charges (3, 4)	(0.52)		—
Loss from early extinguishment of debt (5)	—		(0.02)
Impairment of investment securities (5)	—		—

Total	(0.12)		0.56

Diluted weighted average shares outstanding (000's)	472,289		502,682
Shares outstanding at end of period (000's)	468,554		489,760

*
This change is the difference between the 2003 and 2002 percentages shown.

See Footnote Explanations on Pages 6, 7 and 8

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended February 28,
(Dollars in millions except per share amounts)
	2003	%	2002	%	Growth
Net operating revenues	11,167	100.0%	10,175	100.0%	9.7%
Operating expenses:
Salaries and benefits	(4,321)	38.7%	(3,921)	38.5%	10.2%
Supplies	(1,623)	14.5%	(1,435)	14.1%	13.1%
Provision for doubtful accounts	(872)	7.8%	(740)	7.3%	17.8%
Other operating expenses (7)	(2,309)	20.7%	(2,054)	20.2%	12.4%

Earnings before interest, taxes, depreciation, amortization, impairment, restructuring, other unusual charges and loss from early extinguishment of debt	2,042		2,025		0.8%
EBITDA margin		18.3%		19.9%	(1.6)%	*
Depreciation	(367)		(354)
Amortization (2)	(23)		(100)
Impairment, restructuring and other unusual charges (3, 4)	(398)		(99)
Loss from early extinguishment of debt (5)	(4)		(287)

Operating income	1,250		1,185
Interest expense	(193)		(258)
Investment earnings	18		26
Minority interests in income of consolidated subsidiaries	(25)		(28)
Impairment of investment securities (6)	(64)		—

Income before income taxes	986		925
Income taxes	(388)		(401)

Net income	598		524
Diluted earnings (loss) per share:
Operations:
Before goodwill amortization	1.80		1.66		8.4%
Goodwill amortization (2)	—		(0.13)

	1.80		1.53
Impairment, restructuring and other unusual charges (3, 4)	(0.50)		(0.13)
Loss from early extinguishment of debt (5)	—		(0.36)
Impairment of investment securities (6)	(0.08)		—

Total	1.22		1.04

Diluted weighted average shares outstanding (000's)	489,111		502,959
Shares outstanding at end of period (000's)	468,554		489,760

*
This change is the difference between the 2003 and 2002 percentages shown.

See Footnote Explanations on Pages 6, 7 and 8.

TENET HEALTHCARE CORPORATION
FINANCIAL DATA EXCLUDING MEDICARE OUTLIER PAYMENTS (11)
(Unaudited)

	Three Months Ended February 28,
(Dollars in millions)
	2003	%	2002	%	Growth
Net operating revenues as reported	3,686	100.0%	3,484	100.0%	5.8%
Less: Medicare outlier payments	(40)		(191)
Adjusted net operating revenues	3,646		3,293		10.7%
Operating expenses:
Salaries and benefits	(1,451)	39.8%	(1,351)	41.0%	7.4%
Supplies	(558)	15.3%	(496)	15.1%	12.5%
Provision for doubtful accounts	(304)	8.3%	(236)	7.2%	28.8%
Other operating expenses (7)	(862)	23.6%	(680)	20.6%	26.8%

Adjusted earnings before interest, taxes, depreciation, amortization, impairment, restructuring, other unusual charges and loss from early extinguishment of debt	471		530		(11.1)%
EBITDA margin		12.9%		16.1%	(3.2)%*
Depreciation	(125)		(121)
Amortization (2)	(7)		(33)
Impairment, restructuring and other unusual charges (3, 4)	(398)		—
Loss from early extinguishment of debt (5)	—		(12)

Adjusted operating income (loss)	(59)		364
Total-facility net inpatient revenues (in millions)	$2,350		$2,144		9.6%
Total-facility net inpatient revenue per patient day	$1,692		$1,558		8.6%
Total-facility net inpatient revenue per admission	$8,983		$8,348		7.6%
Same-facility net inpatient revenues (in millions)	$2,315		$2,104		10.0%
Same-facility net inpatient revenue per patient day	$1,701		$1,577		7.9%
Samel-facility net inpatient revenue per admission	$9,012		$8,396		7.3%

	Nine Months Ended February 28,
	2003	%	2002	%	Growth
Net operating revenues as reported	11,167	100.0%	10,175	100.0%	9.7%
Less: Medicare outlier payments	(513)		(543)
Adjusted net operating revenues	10,654		9,632		10.6%
Operating expenses:
Salaries and benefits	(4,321)	40.6%	(3,921)	40.7%	10.2%
Supplies	(1,623)	15.2%	(1,435)	14.9%	13.1%
Provision for doubtful accounts	(872)	8.2%	(740)	7.7%	17.8%
Other operating expenses (7)	(2,309)	21.7%	(2,054)	21.3%	12.4%

Adjusted earnings before interest, taxes, depreciation, amortization, impairment, restructuring, other unusual charges and loss from early extinguishment of debt	1,529		1,482		3.2%
EBITDA margin		14.4%		15.4%	(1.0)%*
Depreciation	(367)		(354)
Amortization (2)	(23)		(100)
Impairment, restructuring and other unusual charges (3, 4)	(398)		(99)
Loss from early extinguishment of debt (5)	(4)		(287)

Adjusted operating income	737		642
Total-facility net inpatient revenues (in millions)	$6,771		$6,123		10.6%
Total-facility net inpatient revenue per patient day	$1,659		$1,557		6.6%
Total-facility net inpatient revenue per admission	$8,817		$8,253		6.8%
Same-facility net inpatient revenues (in millions)	$6,619		$6,019		10.0%
Same-facility net inpatient revenue per patient day	$1,673		$1,574		6.3%
Samel-facility net inpatient revenue per admission	$8,881		$8,307		6.9%

*
This change is the difference between the 2003 and 2002 percentages shown.

See Footnote Explanations on Pages 6, 7 and 8.

TENET HEALTHCARE CORPORATION
SELECTED QUARTERLY FINANCIAL DATA
(Unaudited)

(Dollars in millions except per share amounts)	Net Operating Revenues	Net Income(Loss)	Diluted Earnings Per Share From Operations (Before Goodwill Amortization, Loss From Early Extinguishment of Debt And Unusual Charges)
Fiscal Year 2003
1st Qtr	$3,703	$338	$0.68
2nd Qtr	3,778	315	0.72
3rd Qtr	3,686	(55)	0.40
Fiscal Year 2002
1st Qtr	$3,297	$155	$0.49
2nd Qtr	3,394	89	0.56
3rd Qtr	3,484	280	0.62
4th Qtr	3,738	261	0.68

SELECTED BALANCE SHEET DATA
Dollars in millions
(Unaudited)

	February 28, 2003	November 30, 2002
Cash and cash equivalents	$118	$40
Net accounts receivable	2,662	2,584
Other current assets	926	970

Current assets	3,706	3,594
Current liabilities	(2,300)	(2,316)

Net working capital	1,406	1,278
Investments and other assets	292	193
Net property and equipment	6,412	6,679
Net intangible assets	3,445	3,458
Long-term debt, excluding current portion	(4,024)	(3,888)
Other long-term liabilities	(1,769)	(1,827)
Shareholders' equity	(5,762)	(5,893)

SELECTED CASH FLOW DATA
Dollars in millions
(Unaudited)

	Three Months Ended February 28, 2003	Nine Months Ended February 28, 2003
Net cash provided by operating activities	$327	$1,269
Cash flow from investing activities:
Purchases of property and equipment	(229)	(642)
Purchases of businesses, net of cash acquired	(27)	(27)
Other items	(24)	11
Cash flows from financing activities:
Proceeds from borrowings	1,002	2,706
Payment of borrowings	(860)	(2,388)
Repurchases of debt	— -	(282)
Purchases of treasury stock	(110)	(610)
Proceeds from stock option exercises	1	42
Other items	(2)	1

Net increase in cash and cash equivalents	78	80

Supplemental disclosures:
Interest paid	75	194
Income taxes paid, net of refunds received	215	521

TENET HEALTHCARE CORPORATION
DOMESTIC GENERAL HOSPITALS
SELECTED STATISTICS
Three and Nine Months Ended February 28, 2003
(Unaudited)

	Three Months			Nine Months
(Dollar amounts in millions except for net inpatient revenue per patient day and per admission)
	2003	2002	Change	2003	2002	Change
Net inpatient revenues	$2,390	$2,335	2.4%	$7,284	$6,666	9.3%
Net outpatient revenues	$1,103	$982	12.3%	$3,363	$2,993	12.4%
Facilities owned or operated	114	116	(2)*	114	116	(2)*
Quarter-end licensed beds	27,882	28,677	(2.8)%	27,882	28,677	(2.8)%
Average licensed beds	27,852	28,630	(2.7)%	28,016	28,211	(0.7)%
Utilization of licensed beds	55.4%	53.4%	2.0%*	53.4%	51.1%	2.3%*
Patient days	1,388,530	1,375,943	0.9%	4,081,253	3,932,966	3.8%
Net inpatient revenue per patient day	$1,721	$1,697	1.4%	$1,785	$1,695	5.3%
Admissions	261,601	256,840	1.9%	767,947	741,873	3.5%
Net inpatient revenue per admission	$9,136	$9,091	0.5%	$9,485	$8,985	5.6%
Average length of stay (days)	5.3	5.4	(0.1)*	5.3	5.3	— *
Outpatient visits	2,275,989	2,261,010	0.7%	6,949,186	6,849,259	1.5%
Sources of net patient revenue
Medicare	28.1%	32.0%		30.1%	31.3%
Medicaid	9.0%	8.7%		8.3%	8.3%
Managed Care	48.6%	44.2%		46.7%	43.9%
Indemnity and other	14.3%	15.1%		14.9%	16.5%
Same facilities
Average licensed beds	27,227	27,020	0.8%	26,994	26,834	0.6%
Patient days	1,360,758	1,333,985	2.0%	3,956,567	3,823,874	3.5%
Net inpatient revenue per patient day	$1,730	$1,717	0.8%	$1,800	$1,714	5.0%
Admissions	256,831	250,537	2.5%	745,375	724,634	2.9%
Net inpatient revenue per admission	$9,166	$9,140	0.3%	$9,554	$9,043	5.7%
Outpatient visits	2,249,289	2,206,727	1.9%	6,763,212	6,689,782	1.1%
Average length of stay (days)	5.3	5.3	— *	5.3	5.3	— *

*
This change is the difference between the 2003 and 2002 amounts shown.

Tenet Healthcare Corporation

Footnote Explanations

1.
Quarterly operating results are not necessarily indicative of the results that may be expected for a full fiscal year. Reasons for this include changes in Medicare regulations, our recently announced voluntary change in the method of calculating our Medicare outlier payments, interest rates, acquisitions and disposals of facilities and other assets, impairment and restructuring charges, unusual and non-recurring items, fluctuations in revenue allowances, revenue discounts and quarterly tax rates, the timing of price changes and changes in occupancy levels and patient volumes.

  On January 6, 2003, the Company announced that it had volunteered to the Centers for Medicare and Medicaid Services ("CMS") to adopt a new method of calculating Medicare outlier payments, retroactively to January 1, 2003. With this new method, instead of using recently settled cost reports for our outlier calculations, we're using current year cost-to-charge ratios, we've eliminated the use of statewide average, and we continue to use the current threshold amounts. Such payments were $40 million in the three months ended February 28, 2003 versus $191 million for the prior year quarter.

2.
The Company adopted Statement of Financial Accounting Standards No. 142 as of June 1, 2002. The new accounting standard,among other things, eliminates the amortization of goodwill and other intangible assets with indefinite useful lives for periods subsequent to the date of adoption. In accordance with the standard, we completed our initial transitional impairment evaluation in the quarter ended November 30, 2002 and, we did not need to record a goodwill impairment charge. As a result of recent events and circumstances we performed an additional evaluation of goodwill in the quarter ended February 28, 2003 and did not need to record any goodwill impairment at that time.

3.
During the quarter ended February 28, 2003, the Company recorded impairment charges of $383 million relating to the write-down of long-lived assets to their estimated fair values at ten general hospitals and four other properties. The Company recognized the impairment of these long-lived assets because events or changes in circumstances indicated that the carrying amount of the assets or related group of assets might not be fully recoverable from the assets' estimated future cash flows. These circumstances include: 1) our plan to dispose of 14 general hospitals that do not fit our core operating strategy, 2) our analyses of expected changes in growth rates for revenues and expenses, changes in payor mix and change in certain managed-care contract terms and 3) the effect of projected reductions in Medicare outlier payments on net operating revenues and operating cash flows.

  During the nine months ended February 28, 2002 the Company recorded an impairment and other unusual charges of $99 million relating to the planned closure of two general hospitals and the sale of certain other health care businesses. The total charge consisted of $76 million in impairment write-downs of property, equipment and other assets to estimated fair values and $23 million for expected cash disbursements related to lease cancellation, severance and other exit costs.

4.
During the quarter ended February 28, 2003, the Company recorded restructuring charges of $15 million related to the recently announced initiatives to sharpen our strategic focus. The charges consist primarily of severance and employee relocation costs incurred in connection with management changes.

5.
During the quarter ended August 31, 2002, the Company repurchased, at par, the remaining $282 million balance of its 6% Exchangeable Notes due 2005. In connection with the repurchase of this debt, the Company recorded a loss from early extinguishment of debt in the amount of $4 million. In accordance with Statement of Financial Accounting Standards No. 145 (SFAS 145), issued by the Financial Accounting Standards Board in April 2002 and adopted by the Company as of June 1, 2002, such loss has been reported herein as part of operating income (loss). Prior to the adoption of this standard, the loss would have been reported as an extraordinary item, net of tax benefits, in the Company's consolidated statement of operations.

  During the quarter ended February 28, 2002, the Company recorded an extraordinary charge from the early extinguishment of debt in the amount of $8 million. This item has been reclassified in the current quarter's income statement presentation in accordance with SFAS 145 by reducing previously reported operating income and income taxes for the quarter ended February 28, 2002 by $12 million and $4 million, respectively.

  On a year to date basis, the extraordinary charge from early extinguishment of debt was $180 million. The reclassification on a year to date basis was a reduction of previously reported operating income and income taxes by $287 million and $107 million, respectively.

6.
In November, the Company decided to sell its shares in Ventas, Inc. ("Ventas") and Ventas agreed to file a shelf registration statement with the Securities and Exchange Commission relating to the sale. Because of the Company's decision to sell its Ventas shares and because we did not expect the fair value of the shares to recover prior to the expected time of sale, the Company recorded a $64 million impairment charge ($40 million, net of taxes) in November 2002. On December 20, 2002 the Company sold all 8,301,067 shares of Ventas stock for $86 million.

7.
Other operating expenses include malpractice insurance expense of $50 million for the quarter ended February 28, 2002 and $189 million for the current quarter and $4 million in the current quarter for costs associated with our significant legal proceedings and investigations. The Company continues to experience unfavorable trends in professional and general liability risks, as well as increases in the size of claim settlements and awards in this area. The current quarter expense includes special charges of $40 million as a result of lowering the discount rate used from 7.5% to 4.61% at December 31, 2002 and 4.44% at February 28, 2003, $29 million due to increases in its reserves resulting from increases in the average cost of claims being paid by our majority-owned insurance subsidiary and $57 million due to increases in our self-insurance reserves in excess of those planned for the quarter.

8.
On March 12, 2003, the board of directors approved a change in the accounting for stock options granted to employees and directors from the intrinsic-value method to the fair-value method, as recommended by SFAS No.123, effective for the new calendar year ending December 31, 2003. Based on options granted through February 28, 2003, we estimate that this change will increase salaries and benefits expense by approximately $36 million each quarter throughout the calendar year ending December 31, 2003. We will also restate the results of operations for prior periods. For example, for the four quarters prior to the beginning of the new calendar year, we will report additional salaries and benefits expense ranging between $32 million and $35 million per quarter.

9.
The following is a reconciliation of net income (loss) as determined in accordance with Generally Accepted Accounting Principles to income (loss) from operations as used herein, in millions:
	Three Months Ended
	February 28, 2003			February 28, 2002
	Pre-tax	Income Taxes	Net	Pre-tax	Income Taxes	Net
Income from operations:
Before goodwill amortization	312	(122)	190	515	(205)	310
Goodwill amortization	—	—	—	(25)	3	(22)

	312	(122)	190	490	(202)	288
Impairment of long-lived assets and restructuring charges	(398)	153	(245)	—	—	—
Loss from early extinguishment of debt	—	—	—	(12)	4	(8)

Net income (loss)	—	—	(55)	—	—	280

	Nine Months Ended
	February 28, 2003			February 28, 2002
	Pre-tax	Income Taxes	Net	Pre-tax	Income Taxes	Net
Income from operations:
Before goodwill amortization	1,452	(566)	886	1,387	(552)	835
Goodwill amortization	—	—	—	(76)	11	(65)

	1,452	(566)	886	1,311	(541)	770
Impairment of long-lived assets, restructuring, and other unusual charges	(398)	153	(245)	(99)	33	(66)
Loss from early extinguishment of debt	(4)	1	(3)	(287)	107	(180)
Impairment of investment securities	(64)	24	(40)	—	—	—

Net income	—	—	598	—	—	524

10.
The following is a reconciliation of EBITDA and EBITDA margins (the ratio of earnings before interest, taxes, depreciation and amortization, impairment and restructuring charges, and loss from early extinguishment of debt to net operating revenues) to operating income and operating margins (the ratio of operating income to net operating revenues). Operating income and net operating revenues are considered performance measures under Generally Accepted Accounting Principles, whereas EBITDA is not. We refer to EBITDA and EBITDA margins because this measure is widely used in our industry.
	Three Months Ended February 28				Nine Months Ended February 28
	2003		2002		2003		2002
Net operating revenues	3,686		3,484		11,167		10,175

Operating income (loss)	(19)		555		1,250		1,185
Operating margin		-0.5%		15.9%		11.2%		11.6%
Add back to operating income:
Depreciation	125		121		367		354
Amortization	7		33		23		100
Impairment, restructuring, and other unusual items	398		—		398		99
Loss from early extinguishment of debt	—		12		4		287

EBITDA	511		721		2,042		2,025

EBITDA margin		13.9%		20.7%		18.3%		19.9%
11.
In light of recent events and our voluntary adoption of a new method of calculating Medicare outlier payments, we are supplementing certain of the historical information with information presented on an adjusted basis (as if we had received no Medicare outlier payments during the periods indicated). We do so to show the effect that Medicare outlier payments have had on our historical results of operations, without estimating or suggesting their effect on future results of operations.

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TENET HEALTHCARE CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)